EXHIBIT 3.3


                            ARTICLES OF INCORPORATION
                                       OF
                       MINNESOTA CORN PROCESSORS COLORADO


         THE UNDERSIGNED, acting as incorporator of a cooperative association under the Colorado Cooperative Act, Article 56 of Title 7 of the Colorado Revised Statutes, hereby adopts the following Articles of Incorporation:


                                    ARTICLE I
                                      NAME

         The name of this company shall be Minnesota Corn Processors Colorado (the "Company").


                                   ARTICLE II
                                PRINCIPAL OFFICE

         The Company's principal office is located at 901 North Highway 59, Marshall, MN 56258.


                                   ARTICLE III
                           REGISTERED OFFICE AND AGENT

         The name and address of the Company's registered agent and office are as follows:

                                  Kevin Cudney
                       Republic Plaza Building, Suite 4400
                                 370 17th Street
                              Denver, CO 80202-5644


                                   ARTICLE IV
                                    DURATION

         The Company shall have perpetual duration.


                                    ARTICLE V
                                     CAPITAL

         The total number of shares of capital stock which this Company is authorized to issue is 100 shares, of which 50 shall be Class A Voting stock and 50 shares shall be Class B Non-voting


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stock.


                                   ARTICLE VI
                                   MANAGEMENT

         The business and affairs of the Company shall be managed under the direction of a Board of Directors. The names and address of the initial directors (the "Interim Directors") of this Company are as follows:

                             Dan Stacken
                             901 North Highway 59
                             Marshall, MN 56258

                             Dan Thompson
                             901 North Highway 59
                             Marshall, MN 56258

                             Jerry Jacoby
                             901 North Highway 59
                             Marshall, MN 56258

The Interim Directors shall serve until consummation of the Transaction Agreement by and between the Company, Minnesota Corn Processors, Inc. and Minnesota Corn Processors, LLC (the "Effective Date"). As of the Effective Date, the board of directors of Minnesota Corn Processors, Inc. shall become the Board of Directors of the Company.


                                   ARTICLE VII
                                  INCORPORATOR

         The name and address of the Company's incorporator is as follows:

                                David P. Swanson
                             Pillsbury Center South
                             220 South Sixth Street
                               St. Paul, MN 55402


         IN WITNESS WHEREOF, the undersigned hereby executes these Articles of Incorporation as of this 10th day of December, 1998.


/s/ David P. Swanson
-----------------------------
David P. Swanson